                                                                 Exhibit 10.2

===============================================================================


                                OPTION AGREEMENT


                                    between


                       NDA CLINICAL TRIAL SERVICES, INC.
                            a Delaware Corporation,


                                      and


                                UNIHOLDING CORP.
                            a Delaware Corporation.


                         Dated as of September 27, 1995


===============================================================================

                                OPTION AGREEMENT


        OPTION AGREEMENT (this "OPTION AGREEMENT"), dated as of September 27, 1995, by and between NDA CLINICAL TRIAL SERVICES, INC., a corporation formed under the laws of the State of Delaware with its principal address at 260 Smith Street, Farmingdale, New York, 11735 ("NDA"), and UNIHOLDING CORP., a corporation formed under the laws of the State of Delaware, with its principal address at 96 Spring Street, New York, New York, 10012 ("UNIHOLDING").


                               W I T N E S S E T H

        WHEREAS, NDA and UniHolding have entered into a Stock Purchase Agreement, dated as of September 27, 1995 (the "STOCK PURCHASE AGREEMENT"), providing, inter alia, for the purchase by UniHolding of 8,932 shares of NDA's Class A Voting Common Stock, (the "CLASS A STOCK"); and

        WHEREAS, the parties hereto desire to set forth in this Option Agreement certain terms and conditions concerning the option of UniHolding to purchase additional shares of Class A Stock from NDA; and

        WHEREAS, it is a condition precedent to the closing under the Stock Purchase Agreement that this Option Agreement be executed and delivered simultaneously with the closing thereunder; and

        WHEREAS, each of the parties desires to enter into this Option Agreement to satisfy the condition described in the preceding paragraph and for the further purposes herein set forth.

        NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                     OPTION

        SECTION 1.01.  GRANT OF OPTION TO PURCHASE NDA COMMON STOCK.  Subject to
Section 1.03, NDA hereby irrevocably grants to UniHolding the option to purchase at any time after UniHolding's receipt of NDA's audited income statement and balance sheet for the fiscal year ended December 31, 1996 until the Expiration Date (as defined below), the Determined Number (as defined below) of shares of Class A Stock, in the manner set forth below, at a price per share of Class A Stock in cash equal to the Established Price Per Share (as defined below), subject to the other terms and conditions set forth herein (such right is sometimes referred to herein as the "OPTION").

        SECTION 1.02. MANNER OF EXERCISE BY UNIHOLDING. (a) From and after UniHolding's receipt of the financial statements referred to in subparagraph
(a) above and at any time prior to 5:00 P.M., New York City time on the Expiration Date, UniHolding may exercise this Option in whole and not in part for all of the Determined Number of shares of Class A Stock purchasable hereunder. In order to exercise this Option, UniHolding shall send to NDA at its address set forth in or provided pursuant to Section 5.02 an irrevocable written notice of exercise (the "EXERCISE NOTICE"). For all purposes of this Option Agreement the "EXPIRATION DATE" shall be thirty business days after NDA has furnished to UniHolding its audited income statement and balance sheet for the fiscal year ended December 31, 1996.

        (b) The Exercise Notice shall be irrevocable and specify a date not less than fifteen (15) nor more than thirty (30) business days after the date of the Exercise Notice for the closing of the exercise of the Option (the "CLOSING DATE"). Upon giving of the Exercise Notice, UniHolding shall be entitled to receive at the Closing upon delivery of the funds referred to in paragraph (c) of this Section the number of shares of NDA Class A Stock equal to the Determined Number.

        (c) In order to receive the Determined Number of shares of Class A Stock upon exercise of the Option, UniHolding shall be required at or prior to the Closing to pay to NDA an amount equal to the product of the Established Price Per Share on the date of the Exercise Notice multiplied by the Determined Number of shares of Class A Stock issuable upon exercise of the Option.

        SECTION 1.03. CONDITION PRECEDENT TO GRANT OF OPTION. The obligation of NDA to grant the Option to UniHolding hereunder is subject to the condition precedent that a Closing shall have occurred under and as defined in the Stock Purchase Agreement with respect to the sale of all of the Shares defined therein.

                                   ARTICLE II
                      CLOSING OF EXERCISE OF OPTION; ETC.

        SECTION 2.01. WHEN EXERCISE EFFECTIVE. The exercise of the Option pursuant to Section 1.02 shall be deemed to have been effected immediately prior to the close of business on the Closing Date and at such time UniHolding shall be deemed to have become the holder of record of Class A Stock issued pursuant to the Option on such date. Until such time, except as specifically provided hereunder, UniHolding shall have no rights relating to the shares of Class A Stock issuable pursuant to the Option, including but not limited to voting rights in relation to such shares.

        SECTION 2.02. CLOSING OF THE EXERCISE OF THE OPTION. The closing of the exercise of the Option and purchase of the Determined Number of shares of Class A Stock (the "CLOSING") shall be held at 10:00 A.M., New York time on the Closing Date at the offices of Meltzer, Lippe, Goldstein, Wolf, Schlissel & Sazer, P.C., 190 Willis Avenue, Mineola, New York, or during such other time or at such other place as may be agreed upon in writing by NDA and UniHolding. At the Closing, NDA shall deliver to UniHolding a duly executed certificate or certificates representing the Determined Number of shares of Class A Stock.
The stock certificate or certificates so delivered shall be registered in the name of UniHolding and shall contain such legends as NDA and its counsel shall deem appropriate. At Closing, UniHolding will make payment to NDA for the Determined Number of shares of Class A Stock in immediately available funds to a designated account of NDA, in an amount equal to the product of the Established Price Per Share, multiplied by the Determined Number of shares of Class A Stock issuable upon exercise of the Option.

                                   ARTICLE III
               ESTABLISHED PRICE PER SHARE AND DETERMINED NUMBER

        SECTION 3.01. DETERMINED NUMBER OF SHARES. The Determined Number of shares of NDA Class A Stock issuable upon exercise of this Option shall be defined as the number of shares of Class A Stock that, when added to all other shares of Class A Stock beneficially owned by UniHolding and its affiliates
(as such term is defined in Rule 144 promulgated under the Securities Act of 1933) would result in UniHolding and its affiliates (as so defined) beneficially owning 30% of all shares of NDA capital stock (including but not limited to Class A Stock and Class B Non-Voting Common Stock ("CLASS B STOCK")) on a fully diluted basis upon exercise of the Option.

        SECTION 3.02. ESTABLISHED PRICE PER SHARE. The Established Price Per Share shall be determined as follows:

                The value of the Company shall be equal to 2.8 times the consolidated revenues of NDA and its subsidiaries as set forth in NDA's audited, consolidated financial statements for the fiscal year ended December 31, 1996, less any indebtedness for borrowed funds (excluding trade debts and capitalized leases) of NDA and its subsidiaries. This value shall then be divided by the total outstanding shares of NDA's Class A Stock, Class B Stock and any other shares of NDA's capital stock outstanding prior to the exercise of the Option. The quotient shall be defined as the "ESTABLISHED PRICE PER SHARE"; provided however, in no event shall the Established Price Per Share be less than $240 per share, as adjusted for stock splits, dividends, recapitalizations, reclassifications, combinations or similar events.

                For sake of clarity, the parties make reference to point 2 of the Memorandum annexed to the Letter of Intent dated June 16, 1995 executed between the parties, for an application of the above formula.


                                  ARTICLE IV
                       CERTAIN COVENANTS AND WARRANTIES


        SECTION 4.01. RESERVATION OF NDA COMMON STOCK. NDA will at all times after the date of the Exercise Notice reserve and keep available, solely for issuance pursuant to the exercise of the Option, the number of shares of NDA Class A Stock from time to time issuable to UniHolding upon the exercise of the Option.

        SECTION 4.02. REQUIRED WAIVERS AND CONSENTS. NDA represents and warrants that it has secured any required waivers and consents from its stockholders in connection with the execution and delivery by NDA of this Option Agreement and the performance by NDA of its obligations hereunder, including, but not limited to the delivery of all shares of NDA Common Stock issuable to UniHolding hereunder.

        SECTION 4.03. UNIHOLDING REPRESENTATIONS. At the execution of this Agreement and at the Closing Date, UniHolding represents and warrants to NDA that:

        (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Option and the shares of Class A Stock issuable thereunder;

        (b) it has sufficient knowledge and experience in investing in companies similar to NDA in terms of NDA's stage of development so as to be able to evaluate the risks and merits of its investment in NDA and it is able financially to bear the risks thereof;

        (c) it has had an opportunity to discuss NDA's business, management and financial affairs with NDA's management;

        (d) the Option being purchased by it, and upon exercise the shares of Class A Stock issuable thereunder, are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

        (e) it understands that (i) the Option, and upon exercise the shares of Class A Stock issuable thereunder, has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Option and shares of Class A Stock issuable thereunder must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Option will bear a legend to such effect and
(iv)  NDA will make a notation on its transfer books to such effect.

        (f) it has made its own decision to purchase the Option and has not relied on the decision of any other stockholder of the Company in deciding to make its investment in NDA.

                                  ARTICLE V
                                MISCELLANEOUS


        SECTION 5.01.    COMPLETE AGREEMENT; AMENDMENT.    This Option
Agreement contains the complete understanding of the parties with respect to the subject matter hereof and supersedes any prior written or oral communication or understanding concerning the subject matter hereof. This Option Agreement may be amended only by a written instrument signed by the parties hereto.

        SECTION 5.02.    NOTICES.   Any notice pursuant to this Option Agreement
to be given by either party shall be sufficiently given for purposes of this Option Agreement if sent by first-class mail, postage prepaid, delivered by hand or overnight internationally recognized courier or sent by facsimile with confirmation of sending, addressed as follows:

        (i)   if to NDA, addressed to:

                   260 Smith Street
                   Farmingdale, New York  11735
                   Attention:  David Deutsch
                   Facsimile Number:   (516) 777-3904
                                with a copy to:

                David I. Schaffer, Esq.
                Meltzer, Lippe, Goldstein, Wolf
                  Schlissel & Sazer, P.C.
                190 Willis Avenue
                Mineola, New York  11501
                Facsimile Number:  (516) 747-0653

        (ii)  if to UniHolding, addressed to:

                Mr. Paul Hoekfelt, Chief Operating Officer
                UniHolding Corp.
                12 place de Cornavin
                CH 1211 Geneva
                Switzerland

or at such other address as shall be furnished in writing to the other parties as set forth herein. All notices, opinions and other communications provided for in this Agreement shall, unless submitted in the English language, be accompanied by a certified English language translation thereof.

        SECTION 5.03. ASSIGNMENT; SUCCESSORS. Neither party may assign its rights under this Option Agreement without the prior written consent of the other party. This Option Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto. It is understood and agreed that, unless prior thereto NDA otherwise consents in writing, this Option shall not be valid if a majority of either voting control or economic interest pertaining to the outstanding shares of UniHolding shall have been transferred to a competitor of NDA. It is further understood and agreed that, unless prior thereto NDA otherwise consents in writing, under no circumstances may the shares of NDA issuable pursuant to this Option be assigned or transferred to a competitor of NDA, and NDA shall not be obligated to register such a transfer.

        SECTION 5.05. HEADINGS. The Section headings herein are for convenience only, are not part of this Option Agreement and shall not affect the interpretation hereof.

        SECTION 5.06. COUNTERPARTS. This Option Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute but one and the same instrument.

        SECTION 5.07. SEVERABILITY. If any provision of this Option Agreement is found to be illegal or invalid for any reason, the remaining provisions of this Option Agreement shall remain in full force and effect.

        SECTION 5.08. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Option Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breach of this Option Agreement and to enforce specifically the terms and provisions hereof in any Federal or State court located in Nassau County, New York, this being in addition to any other remedy to which they are entitled at law or in equity.

        SECTION 5.09. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, except where by its terms the General Corporation Law of Delaware applies, regardless of the jurisdiction of creation or domicile of NDA or its successors or of UniHolding or its successors (without giving effect to the choice of laws principles of such States). Each party hereby consents to the exclusive jurisdiction of the courts of the State of New York in Nassau County and the United States District Court for the Eastern District of New York in connection with any action arising out of the matters covered hereby and any litigation commenced by any party arising from the transactions provided for hereby or relating hereto shall only be commenced in such courts. Notwithstanding the foregoing, NDA agrees that if UniHolding brings suit, and its principal place of business has moved to another location in the United States, NDA will consent to jurisdiction in the Federal and State Courts of the location in that state that is then UniHolding's principal place of business. Each party hereby irrevocably submits to the personal jurisdiction of the above courts, irrevocably agrees not to interpose any defenses based on lack of personal jurisdiction or forum non conveniens, and irrevocably agrees to service of any process in connection with this agreement by certified or registered mail, in addition to any other service permitted by law.

        SECTION 5.10 TIME OF THE ESSENCE. It is understood that with respect to the period during which UniHolding may exercise the Option, time shall be of the essence.

        IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be duly executed, all as of the day and year first written above.


                                        NDA CLINICAL TRIAL SERVICES, INC.



                                        By: /s/ David Deutsch
                                           -------------------------------


                                        UNIHOLDING CORP.



                                        By: /s/ Melanie Stapp
                                           -------------------------------